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                                                               EXHIBIT 99.(d)(5)

                        PORTFOLIO MANAGEMENT AGREEMENT

                              PIMCO Advisors L.P.
                           800 Newport Center Drive
                       Newport Beach, California  92260

                          ____________________, 1998



NFJ Investment Group
2121 San Jacinto
Suite 1840
Dallas, Texas 75201

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Adviser") and NFJ Investment Group (the "Portfolio Manager") as follows:

     1. PIMCO Variable Insurance Trust (the "Trust") is an open-end investment company which currently has multiple separate investment portfolios, two of which are subject to this agreement: the Equity Income Portfolio and the Small-Cap Value Portfolio (the "Portfolios"). The Adviser serves as investment adviser to the Portfolios pursuant to an Investment Advisory Contract dated the date hereof. Additional investment portfolios may be established in the future. This agreement shall pertain to the Portfolios and to such additional investment portfolios as shall be designated in supplements to this agreement, as further agreed between the Adviser and the Portfolio Manager. The Trust engages in the business of investing and reinvesting the assets of each Portfolio in the manner and in accordance with the investment objective and restrictions applicable to that Portfolio as specified in the currently effective Prospectuses (the "Prospectus") for the Trust included in the registration statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Portfolio Manager. Any amendments to those documents shall be furnished to the Portfolio Manager promptly.

     2. The Adviser hereby appoints the Portfolio Manager to provide the portfolio management services specified in this agreement and the Portfolio Manager hereby accepts such appointment.

     3. (a) The Portfolio Manager shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this agreement, and (ii) provide all services, equipment and facilities necessary to perform its obligations under this agreement.

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         (b)  Under the terms of the Investment Advisory Contract, the Trust shall be responsible for all of its expenses and liabilities, including compensation of its Trustees who are not affiliated with the Adviser, the distributor of its shares or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of the Trust), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, Prospectuses and reports to shareholders or other appropriate recipients, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' or variable insurance contract holders' meetings; organizational expenses; and extraordinary expenses. Notwithstanding the foregoing, the Trust may enter into a separate agreement, which shall be controlling over this agreement, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement.

     4. (a) The Portfolio Manager shall provide to the Trust investment guidance and policy direction in connection with the management of the Portfolios, including oral and written research, analysis, advice, and statistical and economic data and information.

         Consistent with the investment objectives, policies and restrictions applicable to the Trust and the Portfolios, the Portfolio Manager will determine the securities and other assets to be purchased or sold by each Portfolio and will determine what portion of each Portfolio shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

         The Trust will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Portfolio Manager. It is understood that the Portfolio Manager will not use any inside information pertinent to investment decisions undertaken in connection with this agreement that may be in its possession or in the possession of any of its affiliates, nor will the Portfolio Manager seek to obtain any such information.

         (b) The Portfolio Manager also shall provide to the officers of the Trust and to the Adviser administrative assistance in connection with the operation of the Trust and the Portfolios, which shall include (i) compliance with all reasonable requests of the Trust and the Adviser for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission and state securities commissions, and (ii) such other services as the Portfolio Manager shall from time to time determine to be necessary or useful to the administration of the Trust and the Portfolios.

         (c) As manager of the assets of the Portfolios, the Portfolio Manager shall make investments for the account of the Portfolios in accordance with the Portfolio Manager's best judgment and within the investment objectives, policies, and restrictions set forth in the

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Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies that serve as underlying investment media of variable insurance contracts, subject to policy decisions adopted by the Trust's Board of Trustees and to the supervision of the Adviser.

         (d) The Portfolio Manager shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Trust and the Portfolios and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trust's officers or Board of Trustees or the Adviser shall reasonably request.

         (e) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other of its clients, the Portfolio Manager, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The Portfolio Manager may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

         (f) The Portfolio Manager may cause a Portfolio to pay a broker that provides brokerage and research services to the Portfolio Manager a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Portfolio Manager determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Portfolio Manager's overall responsibilities to the Trust and any other of the Portfolio Manager's clients.

     5. (a) The Portfolio Manager shall immediately notify the Trust and the Adviser in the event (1) that the Securities and Exchange Commission has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that any Portfolio has ceased to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) upon having a reasonable basis for believing that any Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Trust and the Adviser immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or Prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue.

         (b) The Portfolio Manager shall be responsible for making inquiries and for reasonably ensuring that any employee of the Portfolio Manager, any person or firm that the

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Portfolio Manager has employed or with which it has associated, or any employee has not, to the best of the Portfolio Manager's knowledge, in any material connection with the handling of Trust assets: (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

     6. The Portfolio Manager shall give the Trust the benefit of the Portfolio Manager's best judgment and efforts in rendering services under this agreement. As an inducement to the Portfolio Manager's undertaking to render these services, the Adviser agrees that the Portfolio Manager shall not be liable under this agreement for any mistake in judgment or in any other event whatsoever, provided that nothing in this agreement shall be deemed to protect
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or purport to protect the Portfolio Manager against any liability to the Adviser or to the Trust or its shareholders to which the Portfolio Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Portfolio Manager's duties under this agreement or by reason of the Portfolio Manager's reckless disregard of its obligations and duties hereunder.

     7. In consideration of the services to be rendered by the Portfolio Manager under this agreement, the Adviser shall pay the Portfolio Manager a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month, at the following annual rates: Equity Income Portfolio - 0.35%; and Small-Cap Value Portfolio - 0.50%.

         If the fees payable to the Portfolio Manager pursuant to this paragraph 7 begin to accrue before the end of any month or if this agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Portfolio shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this agreement, a "business day" is any day the New York Stock Exchange is open for trading or as otherwise provided in the Prospectus.

     8. The Portfolio Manager acknowledges that the Trust will offer its shares so that it may serve as an investment vehicle for variable annuity contracts and variable life insurance policies issued by insurance companies, as well as to qualified pension and retirement plans and other appropriate investors. Shares of the Portfolios may be offered only to separate accounts and general accounts of insurance companies that are approved in writing by the Adviser. The

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Portfolio Manager shall be under no obligation to investigate insurance companies to which the Trust offers or proposes to offer its shares.

     9. (a) This Contract shall become effective with respect to the Portfolios on ___________, 1998 (and, with respect to any amendment, or with respect to any additional portfolio, the date of the amendment or supplement hereto) and shall continue in effect with respect to a Portfolio for a period of more than two years from that date (or, with respect to any additional portfolio, the date of the supplement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Trust's Board of Trustees and (ii) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this agreement or "interested persons" (as defined in the 1940
Act) of any such party.

         (b) This agreement may be terminated with respect to a Portfolio (or any additional portfolio) at any time, without the payment of any penalty, by the Adviser, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Portfolio Manager or by the Portfolio Manager on 60 days' written notice to the Trust and the Adviser. This agreement (or any supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or in the event of the termination of the Investment Advisory Contract.

     10. Except to the extent necessary to perform the Portfolio Manager's obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Portfolio Manager, or any affiliate of the Portfolio Manager, or any employee of the Portfolio Manager, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     11. The portfolio management services of the Portfolio Manager to the Trust under this agreement are not to be deemed exclusive as to the Portfolio Manager, and the Portfolio Manager will be free to render similar services to others.

     12. This agreement shall be construed in accordance with the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

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     If the foregoing correctly sets forth the agreement between the Adviser and the Portfolio Manager, please so indicate by signing and returning to the Adviser the enclosed copy hereof.

                                      Very truly yours,

                                      PIMCO ADVISORS L.P.



                                      By: __________________________________
                                          Title:

ACCEPTED:

NFJ INVESTMENT GROUP



By: ____________________________________
    Title:

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